CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the  Registration  Statement on Form

N-1A of PMFM  Investment  Trust and to the use of our report dated July 21, 2008 on the PMFM  Managed  Portfolio  Trust  and the PMFM  Core  Advantage  Portfolio

Trust's (each a series of shares of PMFM Investment Trust) financial  statements and financial  highlights.  Such financial  statements and financial  highlights appear in the 2008  Annual  Reports to  Shareholders  that are  incorporated  by reference into the Statement of Additional Information.



                                         /s/ Briggs, Bunting & Dougherty, LLP

                                         BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
SEPTEMBER 25, 2008